EXHIBIT 99.1

DIRECTORS RESOLUTIONS

OF

CAPSTONE SYSTEMS, INC.

(the “Company”)

WHEREAS:

A.	Jure Perko has consented to step down as an officer and as a Member of the Board of Directors of the Company.

B.	Mr. XU, Jiyuan, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Jure Perko stepped down as an officer and as a Member of the Board of Directors of the Company.

D.	Mr. XU, Jiyuan, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Effective date: October 19, 2017	/s/ Jure Perko
Jure Perko

/s/ Mr. XU, Jiyuan
Mr. XU, Jiyuan